UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2011
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On February 15, 2011, Mr. Chansoo Joung resigned from the Board of Directors (the “Board”) of Targa Resources GP LLC, the general partner (the “General Partner”) of Targa Resources Partners LP (the “Partnership”), effective February 16, 2011.
(d) In order to fill the vacancy created by Mr. Joung’s resignation from the Board, the remaining Board members have elected Mr. In Seon Hwang to serve on the Board, effective February 16, 2011. Mr. Hwang was appointed as a member of the Risk Management Committee.
               There are no understandings or arrangements between Mr. Hwang and any other person pursuant to which Mr. Hwang was selected to serve as a director of the general partner of the Partnership. There are no relationships between Mr. Hwang and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Hwang will receive compensation in accordance with the Partnership’s policies for compensating non-employee directors, including awards under the Partnership’s Long-Term Incentive Plan. On February 17, 2011, Mr. Hwang was awarded 2,120 unrestricted common units under the Plan (as defined below).
(e) Long-Term Incentive Plan. On February 17, 2011, the Board of the General Partner made the following grants under the Targa Resources Partners Long-Term Incentive Plan (the “Plan”): 21,110 performance units to Mr. Rene R. Joyce, 11,690 performance units to Mr. Joe Bob Perkins, 11,690 performance units to Mr. James W. Whalen, 10,360 performance units to Mr. Michael A. Heim, 9,710 performance units to Mr. Jeffrey J. McParland, and 3,470 performance units to Mr. Matthew J. Meloy. The Plan is administered by the Board. The Board also approved a new form of Performance Unit Grant Agreement to be used in connection with these and future awards under the Plan.
               Awards under the Plan may be made to employees, consultants and directors of the General Partner, the Partnership and their affiliates. The Plan provides for the grant of performance units which are unit-settled awards linked to the relative performance of the Partnership’s common units. The awards made to Messrs. Joyce, Perkins, Whalen, Heim, McParland, and Meloy will vest on June 30, 2014, with the amounts vesting under such awards dependent on the Partnership’s performance compared to a peer-group consisting of the Partnership and 12 other publicly traded partnerships. The Board has the ability to modify the peer group in the event a peer company is no longer determined to be one of the Partnership’s peers. The settlement of each performance unit award will be the number of awarded common units multiplied by a performance percentage which may be zero or range from 25% to 150% of the awarded common units plus associated distributions over the three year period. If the Partnership’s performance equals or exceeds the performance for the 25th percentile of the group but is less than or equal to the 50th percentile of the group, the award will vest with a performance percentage ranging from 25% to 100%. If the Partnership’s performance equals or exceeds the performance for the 50th percentile of the group, the award will vest with a performance percentage ranging from 100% to 150%. If the Partnership’s performance is below the performance of the 25th percentile of the group, the performance percentage will be zero and no amounts will vest.
               This description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.2 to the Partnership’s Registration Statement on Form S-1/A (File No. 333-138747), as amended, and is incorporated herein by reference. A copy of the form of Performance Unit Grant Agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference
               Targa Resources Corp. 2011 Annual Incentive Plan. On February 14, 2011, the Compensation Committee (the “Committee”) of the Board of the Targa Resources Corp. (the “Company”), the indirect parent of the general partner of Targa Resources Partners LP (the “Partnership”), approved the Company’s 2011 Annual Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is a discretionary annual cash bonus plan available to all of the Company’s employees, including its executive officers. The purpose of the Bonus Plan is to reward employees for contributions toward the Company’s business priorities (including business priorities of the Partnership) approved by the Committee and to aid the Company in retaining and motivating employees. Under the Bonus Plan, funding of a discretionary cash bonus pool is expected to be recommended by the Company’s chief executive officer (the “CEO”) and approved by the Committee based on the Company’s achievement of certain business priorities, including strategic, financial and operational objectives. The Bonus Plan is approved by the Committee, which considers certain recommendations by the CEO. Near or following the end of the year, the CEO recommends to the Committee the total amount of cash to be allocated to the bonus pool based upon overall performance of the Company relative to these objectives, generally ranging from 0 to 2x the total target bonus for the employees in the pool. Upon receipt of the CEO’s recommendation, the Committee, in its sole discretion, determines the total amount of cash to be allocated to the bonus pool. Additionally, the Committee, in its sole discretion, determines the amount of the cash bonus award to each of the Company’s executive officers, including the CEO. The executive officers determine the amount of the cash bonus pool to be allocated to the Company’s departments, groups and employees (other than the executive officers of the Company) based on performance and upon the recommendation of their supervisors, managers and line officers.
                    The Committee has established the following eight key business priorities for 2011:
•	continue to control all operating, capital and general and administrative costs;

•	invest in our businesses;

•	continue priority emphasis and strong performance relative to a safe workplace;

•	reinforce business philosophy and mindset that promotes compliance with all aspects of our business including environmental and regulatory compliance;

•	continue to manage tightly credit, inventory, interest rate and commodity price exposures;

•	execute on major capital and development projects, such as finalizing negotiations, completing projects on time and on budget, and optimizing economics and capital funding;

•	pursue selected growth opportunities, including new gathering and processing build-outs leveraging our NGL logistics platform for development projects, other fee-based capex projects and potential purchases of strategic assets; and

•	execute on all business dimensions to maximize value and manage risks.
               The Committee has targeted a total cash bonus pool for achievement of the business priorities based on the sum of individual employee market-based target percentages ranging from approximately 3% to 100% of each employee’s eligible earnings. Generally, eligible earnings are an employee’s base salary and overtime pay. The Committee has discretion to adjust the cash bonus pool attributable to the business priorities based on accomplishment of the applicable objectives as determined by the Committee and the CEO. Funding of the Company’s cash bonus pool and the payment of individual cash bonuses to employees are subject to the sole discretion of the Committee.
Item 8.01 Other Events.
     The Partnership’s previously announced exchange offer (the “Exchange Offer”) for its outstanding 11 1/4% Senior Notes due 2017 (the “Old Notes”) for a like principal amount of its 6 7/8% Senior Notes due 2021 (the “New Notes”) and cash consideration expired at Midnight, New York City time, on February 15, 2011. No additional Old Notes were tendered following the Partnership’s previous announcement of the early results of the Exchange Offer on February 4, 2011. As a result, the Partnership issued an aggregate principal amount of $158,576,000 of New Notes in connection with the Exchange Offer.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
Exhibit 10.1	Targa Resources Partners Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Partnership’s Registration Statement on Form S-1/A (File No. 333-138747) filed February 1, 2007).
Exhibit 10.2	Form of Performance Unit Grant Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP
	By:	Targa Resources GP LLC,
its general partner

Dated: February 18, 2011	By:	/s/ Matthew J. Meloy
Matthew J. Meloy Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Targa Resources Partners Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Partnership’s Registration Statement on Form S-1/A (File No. 333-138747) filed February 1, 2007).
10.2	Form of Performance Unit Grant Agreement